PRELIMINARY COPY SUBJECT TO COMPLETION

Exhibit 99.1

IMH SECURED LOAN FUND, LLC

, 2010

Dear IMH Secured Loan Fund Member:

Your written consent to certain actions on behalf of IMH Secured Loan Fund, LLC is being solicited, and all consents cast on the proposals described in the accompany consent solicitation/prospectus will be tabulated at ____ p.m., Pacific Time, ____, 2010. As further described in the accompanying consent solicitation/prospectus, members are being asked to approve (i) the Conversion Transactions, including the adoption of an agreement and plan of merger, by and among IMH Secured Loan Fund, LLC, IMH Financial Corporation, Investors Mortgage Holdings, Inc. and its Stockholders, IMH Holdings, LLC, and its Members, or the merger agreement, and (ii) the adoption of the 2010 Stock Incentive Plan.

It is important that your membership units be represented. Please review the enclosed materials and sign, date and return the consent attached below in the postage-paid envelope provided.

Shane C. Albers
Chief Executive Officer

YOUR VOTE IS IMPORTANT!

THIS CONSENT IS SOLICITED ON BEHALF OF THE MANAGER OF IMH SECURED LOAN FUND, LLC

The undersigned member of IMH Secured Loan Fund, LLC (the “Fund”), hereby casts on behalf of the undersigned all votes that the undersigned is entitled to cast in connection with the consent solicitation. The undersigned hereby acknowledges receipt of the Notice of Consent Solicitation and the accompanying Consent Solicitation/Prospectus, the terms of each of which are incorporated herein by reference.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Consent is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the proposal to approve the Conversion Transactions and “for” each of the other proposals.

(Continued and to Be Signed On Reverse Side.)

PLEASE EXECUTE AND RETURN YOUR CONSENT PROMPTLY OR VOTE
VIA THE INTERNET BY VISITING www.dfking.com/imh

PRELIMINARY COPY

WRITTEN CONSENT OF MEMBERS OF
IMH SECURED LOAN FUND, LLC
____________, 2010

VOTING INSTRUCTIONS

Please date, sign and mail your consent in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE MANAGER RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposals
		FOR	AGAINST	ABSTAIN
1.
To approve the Conversion Transactions, including adoption of an agreement and plan of merger, by and among IMH Secured Loan Fund, LLC, IMH Financial Corporation, Investors Mortgage Holdings, Inc. and its Stockholders, and IMH Holdings, LLC and its Members.
		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the 2010 IMH Financial Corporation Employee Stock Option Plan.	☐	☐	☐

Even if you choose not to vote on, or choose not to vote in favor of, the Conversion Transactions, you should still indicate your Class B or Class C allocation preference below.  You will not be given another opportunity to do so.

Election to Receive Shares of Class B or Class C Common Stock

You may choose to receive a combination of Class B and Class C common stock of IMH Financial Corporation. However, you will only receive either 246.4471 shares of Class B common stock or 246.4471 shares of Class C common stock in exchange for each membership unit in the Fund you hold.  We refer to the sum of the Class B and Class C common stock you elect to receive as your conversion consideration. You may elect to receive a combination of Class B and Class C common as your conversion consideration.

If you do not elect to receive any shares of Class C common stock, you will receive 246.4471 shares of Class B common stock in exchange for each membership unit in the Fund you hold.

Even if you choose not to vote on, or choose not to vote in favor of, the Conversion Transactions, you should still indicate your Class B or Class C allocation preference below.  You will not be given another opportunity to do so.

Please indicate below (i) the percentage of your conversion consideration you wish to receive in shares of Class B common stock, and (ii) the percentage of your conversion consideration you wish to receive in shares of Class C common stock.  The percentage must be equal to 100.

(i)	I want to receive the following percentage of my conversion consideration in shares of Class B common stock: ____________________
(ii)	I want to receive the following percentage of my conversion consideration in shares of Class C common stock: ____________________

Option to Update Your Account Address

To change the address on your account, please check the box below and indicate your new address in the address space at the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐ Yes, I want to update the address on my account

New Address: _________________ _________________ _________________ _________________ _________________

IF AN INDIVIDUAL:	IF AN ENTITY:

By: ________________________________ (duly authorized signature)	_____________________________________ (please print or type complete name of entity)

Name:______________________________ (please print or type full name)	By: __________________________________ (duly authorized signature)

Title:_______________________________ (please print or type full title)	Name:_________________________________ (please print or type full name)

Title:__________________________________ (please print or type full title)

Date:________________, 2010	Date:________________, 2010